Exhibit 16.1

Accountants and Business Advisors                                 Grant Thornton



July 21, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Proginet Corporation
     Commission File No. 0-28008

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Proginet Corporation dated July 14, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP